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                                                                    Exhibit 23.1



                         CONSENT OF ARTHUR ANDERSEN LLP



As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated January 25, 1999 (except with respect to the matter discussed in Note 5, as to which the date is February 10,
1999) on the consolidated financial statements of SportsLine USA, Inc. and subsidiaries into the Company's previously filed registration statements on Form S-8 (registration nos. 333-46021, 333-46023 and 333-46029).


Arthur Andersen LLP


Fort Lauderdale, Florida,
  March 12, 1999.